UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2024 (April 16, 2024)

Mediaco Holding Inc.
(Exact name of registrant as specified in its charter)

Indiana	001-39029		84-2427771
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

395 Hudson St, Floor 7	New York	New York	10014
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: 1 (212) 229-9797
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.          Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On April 17, 2024, MediaCo Holding Inc., an Indiana corporation (“MediaCo”), and its wholly-owned subsidiary MediaCo Operations LLC, a Delaware limited liability company (“Purchaser”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Estrella Broadcasting, Inc., a Delaware corporation (“Estrella”), and SLF LBI Aggregator, LLC, a Delaware limited liability company (“Aggregator”) and affiliate of HPS Investment Partners, LLC (“HPS”), pursuant to which Purchaser purchased substantially all of the assets of Estrella and its subsidiaries (other than certain broadcast assets owned by Estrella and its subsidiaries (the “Estrella Broadcast Assets”)) (the “Purchased Assets”), and assumed substantially all of the liabilities (the “Assumed Liabilities”) of Estrella and its subsidiaries.

MediaCo provided the following consideration for the Purchased Assets:

i.	A warrant (the “Warrant”) to purchase up to 28,206,152 shares of MediaCo’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”);

ii.
60,000 shares of a newly designated series of MediaCo’s preferred stock designated as “Series B Preferred Stock” (the “Series B Preferred Stock”), the terms of which are described in Item 3.03 of this Current Report on Form 8-K;

iii.	A term loan in the principal amount of $30.0 million under the Second Lien Credit Agreement (as defined below) (the “Second Lien Term Loan”); and

iv.	An aggregate cash payment in the amount of approximately $30.0 million to be used, in part, for the repayment of certain indebtedness of Estrella and payment of certain Estrella transaction expenses.

The shares of Class A Common Stock issuable upon the exercise of the Warrant and the shares of Class A Common Stock issuable upon the exercise of the Option Agreement (as defined below) represent approximately 43% of the outstanding shares of Class A Common Stock on a fully diluted basis (assuming the full exercise of the Warrant and the Option Agreement).

The Warrant, the shares of Series B Preferred Stock and the Second Lien Term Loan will initially be held by an affiliate of HPS.

The Asset Purchase Agreement provides that MediaCo will file an amendment to this Current Report on Form 8-K for the purpose of disclosing certain financial statements and pro forma financial information (see Item 9.01 of this Current Report on Form 8-K) and that as promptly as practicable after filing such amendment, MediaCo shall prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement to be sent to MediaCo stockholders relating to a special meeting of MediaCo stockholders (the “Stockholders Meeting”) to be held to consider approval of the issuance of shares of Class A Common Stock upon exercise of the Warrant and the issuance of shares of Class A Common Stock pursuant to the Option Agreement (the “Proposal”).  The board of directors of MediaCo (the “Board”) has directed that the Proposal be submitted to a vote at the Stockholders Meeting and recommended that MediaCo’s stockholders vote in favor of approval of the Proposal.

The Asset Purchase Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature.

The foregoing description of the Asset Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is attached as Exhibit 2.1 to this report and incorporated by reference herein.

The Asset Purchase Agreement and the foregoing description of such agreement have been included to provide investors and stockholders with information regarding the terms of such agreement. The representations and warranties contained in the Asset Purchase Agreement are qualified by information in confidential disclosure schedules delivered by Estrella and MediaCo in connection with the signing of the Asset Purchase Agreement. Moreover, certain representations and warranties in the Asset Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Asset Purchase Agreement. Accordingly, the representations and warranties in the Asset Purchase Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of Estrella, MediaCo, Purchaser or the Purchased Assets or Assumed Liabilities, as applicable, at the time they were made and investors should consider the information in the Asset Purchase Agreement in conjunction with the entirety of the factual disclosure about MediaCo and/or Purchaser, as applicable, in MediaCo’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in MediaCo’s public disclosures.

Option Agreement

On April 17, 2024, in connection with the Transactions contemplated by the Asset Purchase Agreement (the “Transactions”), MediaCo and Purchaser entered into an Option Agreement (the “Option Agreement”) with Estrella and certain subsidiaries of Estrella pursuant to which (i) Purchaser was granted the option to purchase 100% of the equity interests of certain subsidiaries of Estrella holding the Estrella Broadcast Assets (the “Option Subsidiaries Equity”) in exchange for 7,051,538 shares of Class A Common Stock, and (ii) Estrella was granted the right to put the Option Subsidiaries Equity to Purchaser for the same consideration beginning six months after the date of the closing of the Transactions (the “Closing Date”).
Voting and Support Agreement

On April 17, 2024, in connection with the Transactions, SG Broadcasting LLC (“SG Broadcasting”), the holder of shares of Class A Common Stock and Class B Common Stock, par value $0.01 per share (“Class B Common Stock”) representing a majority of the voting power of the shares of MediaCo, entered into a Voting and Support Agreement with MediaCo and Estrella (the “Voting and Support Agreement”), pursuant to which SG Broadcasting agreed to, among other things, and subject to the terms and conditions set forth therein, at any meeting of MediaCo stockholders (including the Stockholders Meeting), or at any adjournment or postponement thereof, vote in favor of the Proposal and against any action or proposal that would reasonably be expected to prevent or materially delay consummation of the Proposal. The Voting Agreement also includes certain customary restrictions on SG Broadcasting’s ability to transfer its shares of MediaCo stock. The Voting Agreement will automatically terminate upon the date on which the Proposal is approved.

The foregoing description of the Voting and Support Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting and Support Agreement, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Warrant

On April 17, 2024, in connection with the Transactions, MediaCo issued the Warrant, which provides for the purchase of up to 28,206,152 shares of Class A Common Stock (the “Warrant Shares”), subject to customary adjustments as set forth in the Warrant, at an exercise price per share of $0.00001.  Subject to certain limitations, the Warrant also provides that the Warrant holder has the right to participate in distributions on Class A Common Stock on an as-exercised basis.  The Warrant further provides that in no event shall the aggregate number of Warrant Shares issuable to the Warrant holder upon exercise of the Warrant exceed 19.9% of the aggregate number of shares of common stock of MediaCo outstanding, or the voting power of such outstanding shares of common stock, on the business day immediately preceding the issue date for such Warrant Shares, calculated in accordance with the applicable rules of the Nasdaq Capital Market (“Nasdaq”), unless and until the Proposal has been approved.

The foregoing description of the Warrant is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, which is attached as Exhibit 4.1 to this report and incorporated by reference herein.

First Lien Term Loan

In order to finance the Transactions, MediaCo and its direct and indirect subsidiaries entered into a maximum $45.0 million first lien term loan credit facility, dated April 17, 2024 (the “First Lien Credit Agreement”), with White Hawk Capital Partners, LP, as term agent thereunder, and the lenders party thereto. Under the terms of the First Lien Credit Agreement, MediaCo received an initial term loan of $35.0 million on April 17, 2024 (the “Initial Loan”) and was provided with a subsequent delayed draw facility of up to $10.0 million that may be provided for additional working capital purposes under certain conditions (the “Delayed Draw” and the loans thereunder, the “Delayed Draw Term Loans”). The Initial Loan and Delayed Draw Term Loans are collectively referred to as the “First Lien Term Loans.” The proceeds of the Initial Loan were used to finance the Transactions, pay off certain existing indebtedness in connection therewith and pay related fees and transaction costs. The Initial Loan will mature on April 17, 2029, and each Delayed Draw Term Loan will mature on the date that is two years after the drawing of such Delayed Draw Term Loan.  First Lien Term Loans will be subject to monthly amortization payments equal to 0.8333% of the initial principal amount of the First Lien Term Loans, and monthly interest payments at a rate of SOFR + 6.00%.  The First Lien Term Loans are subject to a borrowing base in accordance with the terms of the First Lien Credit Agreement.

The foregoing description of the First Lien Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the First Lien Credit Agreement, which is attached as Exhibit 10.2 to this report and incorporated by reference herein.

Second Lien Term Loan

In addition, MediaCo and its direct and indirect subsidiaries entered into a $30.0 million second lien term loan credit facility, dated April 17, 2024 (the “Second Lien Credit Agreement”), with HPS as term agent, and the lenders party thereto. Under the terms of the Second Lien Credit Agreement, MediaCo was deemed to receive the Second Lien Term Loan of $30.0 million on April 17, 2024 in exchange for the Transactions.  The Second Lien Term Loan will mature on April 17, 2029 and will be subject to monthly interest payments at a rate of SOFR + 6.00%.  The Second Lien Term Loans are subject to a borrowing base in accordance with the terms of the Second Lien Credit Agreement.

The foregoing description of the Second Lien Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Lien Credit Agreement, which is attached as Exhibit 10.3 to this report and incorporated by reference herein.

Stockholders Agreement

On April 17, 2024, in connection with the Transactions, MediaCo entered into a stockholders’ agreement with SG Broadcasting and Aggregator (the “Stockholders Agreement”). The Stockholders’ Agreement provides Aggregator (i) the right to designate up to three individuals for election to the Board (each such designee, an “Investor Director Designee”), subject to reduction and termination based on certain MediaCo stock ownership requirements (including that such designation right falls away upon Aggregator ceasing to beneficially own at least ten percent (10%) of the fully diluted MediaCo common stock for ten consecutive days), and (ii) certain consent rights over material actions taken by MediaCo.

The foregoing description of the Stockholders Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is attached as Exhibit 10.4 to this report and incorporated by reference herein.

Registration Rights Agreement

On April 17, 2024, in connection with the Transactions, MediaCo entered into a registration rights agreement with SG Broadcasting and Aggregator (the “Registration Rights Agreement”), pursuant to which MediaCo has granted each of SG Broadcasting and Aggregator customary underwritten shelf takedown and piggyback rights with respect to the registration of shares of Class A Common Stock with the SEC under the Securities Act of 1933, as amended (the “Securities Act”).  In addition, MediaCo has agreed to prepare and file within three months of the Closing Date a registration statement covering the sale or distribution of shares of Class A Common Stock held by SG Broadcasting and Aggregator.

The foregoing description of the Registration Rights Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.5 to this report and incorporated by reference herein.

Network Affiliation and Supply Agreements

On April 17, 2024, in connection with the Transactions, Purchaser entered into a Network Program Supply Agreement (the “Network Program Supply Agreement”) with certain subsidiaries of Estrella that operate radio broadcast stations (the “Radio Stations”).  Pursuant to the Network Program Supply Agreement, Purchaser has agreed to license certain programs and other material to the Radio Stations for distribution on the Radio Stations’ broadcast channels.

On April 17, 2024, in connection with the Transactions, Purchaser entered into a Network Affiliation Agreement (the “Network Affiliation Agreement”) with certain subsidiaries of Estrella that operate television broadcast stations (the “TV Stations”).  Pursuant to the Network Affiliation Agreement, Purchaser has agreed to license certain programs and other material to the TV Stations for distribution on the TV Stations’ broadcast channels.

Item 2.01.          Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth with respect to the Warrant, the First Lien Term Loan, and the Second Lien Term Loan in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 3.02.          Unregistered Sales of Equity Securities.

As previously disclosed, in December 2019, MediaCo issued shares of Series A Convertible Preferred Stock of MediaCo (the “Series A Preferred Stock”) to SG Broadcasting.  Under the terms of the Series A Preferred Stock, SG Broadcasting has exercised its right to convert all 286,031 shares of Series A Preferred Stock that it owns into an aggregate of 20,733,869 shares of Class A Common Stock, which amount is equal to the Accrued Value of the shares being converted divided by the Conversion Price (both capitalized terms as defined in MediaCo’s Articles of Amendment to Amended & Restated Articles of Incorporation establishing the Series A Preferred Stock) as determined in accordance with the terms and conditions of the Series A Preferred Stock.  The conversion was effective on April 16, 2024 and was effected in accordance with an exemption from registration under Section 3(a)(9) of the Securities Act.

The information set forth with respect to the Warrant, the Option Agreement and the Series B Preferred Stock in Items 1.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

The issuance of the Warrant and the Series B Preferred Stock was effected in accordance with an exemption from registration under Section 4(a)(2) of the Securities Act. Initially, a maximum of 28,206,152 shares of Class A Common Stock may be issued upon exercise of the Warrant, which is subject to customary anti-dilution adjustment provisions, and a maximum of 7,051,538 shares of Class A Common Stock may be issued pursuant to the terms of the Option Agreement.

Item 3.03.          Material Modification of Rights of Security Holders.

On April 17, 2024, as consideration under the Asset Purchase Agreement, MediaCo issued 60,000 shares of Series B Preferred Stock with an aggregate initial liquidation value of $60.0 million, which Series B Preferred Stock rank senior and in priority of payment to all other equity securities of MediaCo, including with respect to any repayment, redemption, distributions, bankruptcy, insolvency, liquidation, dissolution or winding-up. Pursuant to the Series B Articles of Amendment, as defined in Item 5.03 of this Current Report on Form 8-K, the ability of MediaCo to make distributions with respect to, or make a liquidation payment on, any other class of capital stock in the Company designated to be junior to, or on parity with, the Series B Preferred Stock, will be subject to certain restrictions. Issued and outstanding shares of Series B Preferred Stock will accrue dividends, payable in kind, at an annual rate equal to six percent (6.0%) of the liquidation value thereof, subject to increase upon the occurrence of certain trigger events set forth in the Series B Articles of Amendment.

The information provided in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transactions, effective as of the Closing Date, Jacqueline Hernández, age 58, was appointed as MediaCo’s Interim Chief Executive Officer.  Ms. Hernández is a media executive who most recently was Founder and CEO of New Majority Ready, a marketing strategy and content development firm. Prior to starting her own company, she was President of Combate Americas, a leading Hispanic sports franchise. Prior to Combate Americas, Ms. Hernández was Chief Marketing Officer of NBC Universal Hispanic Enterprises and Content and Chief Operation Officer of NBC Universal’s Telemundo Enterprises. Prior to joining NBC Universal, Ms. Hernández was Publisher of People en Español and TEEN People. Prior to joining People en Español, she was Vice President Turner International Advertising. Prior to Turner, Ms. Hernández was Director of Marketing of TIME International. Prior to TIME, Ms. Hernández was Director of Targeted Advertising Sales for the Village Voice. Ms. Hernández began her career in advertising at the Boston Globe. Ms. Hernández currently sits on the board of Victoria’s Secret & Co., and previously served on the board of Estrella Media, Inc. She holds a BA from Tufts University and an MBA from Baruch College.

In connection with Ms. Hernández’s appointment, MediaCo entered into offer letter with Ms. Hernández (the “Hernández Offer Letter”) setting forth the terms and conditions of her service as MediaCo’s Interim Chief Executive Officer. The Hernández Offer provides that Ms. Hernández will receive an annual base salary of $960,000, with the term of her employment commencing on the Closing Date and continuing for a period six months, which period may be extended for an additional three months if agreed by Ms. Hernández and MediaCo. Ms. Hernández will also be afforded the right to participate in all employee benefit plans of MediaCo for which she is eligible.

There are no family relationships between Ms. Hernández and any director or executive officer of MediaCo subject to disclosure under Item 401(d) of Regulation S-K, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the Transactions, effective as of the Closing Date, (i) Kudjo Sogadzi, MediaCo’s Interim President and Chief Operating Officer was appointed as MediaCo’s President and removed as MediaCo’s Chief Operating Officer, and (ii) Brian Kei, age 46, was appointed as MediaCo’s Chief Operating Officer.  Mr. Kei was previously the Chief Operating Officer and Chief Financial Officer for Estrella Media, Inc. Prior to joining Estrella Media, Inc., he led finance and strategy as the Vice President of Finance for ABC Television, a division of the Walt Disney Company. Mr. Kei holds an AB in Economics from Princeton University.

There are no family relationships between Mr. Kei and any director or executive officer of MediaCo subject to disclosure under Item 401(d) of Regulation S-K, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the Transactions, effective immediately following Closing, and in accordance with the Amended and Restated Articles of Incorporation and Amended and Restated Code of Bylaws (the “Bylaws”) of MediaCo and the Stockholders Agreement, the Board approved an increase in the number of members on the Board to eleven, resulting in three vacancies. Effective immediately following Closing, the Board appointed the following three individuals designated by Estrella to the Board to fill the vacancies: Brett Pertuz, age 50, Colbert Cannon, age 48, and Ms. Hernández.  Mr. Pertuz was elected to serve as a Class II director (as defined in the Bylaws), for a term expiring at MediaCo’s 2024 annual meeting of stockholders.  Mr. Cannon was elected to serve as a Class III director (as defined in the Bylaws), for a term expiring at MediaCo’s 2025 annual meeting of stockholders. Ms. Hernández was elected to serve as a Class I director (as defined in the Bylaws), for a term expiring at MediaCo’s 2026 annual meeting of stockholders.  Each of Mr. Cannon, Mr. Pertuz, and Ms. Hernández is an Investor Director Designee pursuant to the Stockholders Agreement.

Mr. Cannon is a Managing Director at HPS. Prior to joining HPS in 2017, Mr. Cannon was a Partner and Director of Research at Wingspan Investment Management, a distressed credit investment firm launched in 2013. Prior to Wingspan, Mr. Cannon was a Managing Director at Glenview Capital, where he led the Credit Investment effort from 2009 to 2012.  Prior to joining Glenview, Mr. Cannon was a Principal at Audax Group, a Boston-based Private Equity firm.  Mr. Cannon began his career in Mergers and Acquisitions Investment Banking at Goldman Sachs.  Mr. Cannon holds an AB in Social Studies from Harvard College.

Mr. Pertuz is a Managing Director at HPS. Prior to joining HPS in 2018, Mr. Pertuz worked in private equity as a Managing Director first with Bruckmann, Rosser, Sherrill & Co. and later with Altpoint Capital Partners. Mr. Pertuz began his career at Bain & Company in management consulting. Mr. Pertuz holds a BS from the University of Virginia and an MBA from Harvard Business School.

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2024, MediaCo filed with the Secretary of State of the State of Indiana the Articles of Amendment (the “Series B Articles of Amendment”) to the Amended and Restated Articles of Incorporation of MediaCo (the “Articles of Incorporation”), to designate 60,000 shares of MediaCo’s preferred stock as “Series B Preferred Stock” and to establish the terms, rights and preferences of the Series B Preferred Stock under Article VIII of the Articles of Incorporation.

The Series B Articles of Amendment became effective upon filing with the Secretary of State of the State of Indiana, and the foregoing description is qualified in its entirety by the complete description of the Series B Preferred Stock in the Series B Articles of Amendment, which are filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01.          Other Events.
On April 18, 2024, MediaCo and Estrella Media, Inc., a wholly owned subsidiary of Estrella, issued a joint press release announcing the execution of the Asset Purchase Agreement, the consummation of the Transactions, and the appointment of Ms. Hernández as Interim Chief Executive Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
On April 17, 2024, MediaCo received a notification letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC indicating that the Company has regained compliance with Nasdaq’s Minimum Bid Price Requirement and the matter is closed.

Item 9.01.          Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.
MediaCo intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.
(b) Pro forma financial information.
MediaCo intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.
(d) Exhibits:

Exhibit No.	Description
2.1*	Asset Purchase Agreement by and among MediaCo Holding Inc., MediaCo Operations LLC, Estrella Broadcasting, Inc., and SLF LBI Aggregator, LLC, dated April 17, 2024.
3.1	Articles of Amendment to Amended & Restated Articles of Incorporation of MediaCo Holding Inc., dated April 17, 2014.
4.1	Class A Common Stock Purchase Warrant issued by MediaCo Holding Inc. to SLF LBI Aggregator, LLC, dated April 17, 2024.
10.1*	Voting and Support Agreement, by and among Estrella Broadcasting, Inc., MediaCo Holding, Inc., and SG Broadcasting LLC, dated April 17, 2024.
10.2*	Term Loan Agreement dated as of April 17, 2024, between MediaCo Holding Inc., as Borrower, the financial institutions party thereto as lenders and WhiteHawk Capital Partners LP as Term Agent.
10.3*
Second Lien Term Loan Agreement dated as of April 17, 2024, between MediaCo Holding Inc., as Borrower, the financial institutions party thereto as lenders and HPS Investment Partners, LLC as Term Agent.

10.4	Stockholders Agreement by and among MediaCo Holding Inc., SLF LBI Aggregator, LLC, and SG Broadcasting LLC, dated April 17, 2024.
10.5	Registration Rights Agreement by and among MediaCo Holding Inc., SG Broadcasting LLC, and SLF LBI Aggregator, LLC, dated April 17, 2024.
99.1	Joint Press Release of MediaCo Holding Inc. and Estrella Media, Inc., dated April 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*          Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act, as amended, and it is intended that all forward-looking statements concerning MediaCo and Estrella, the transactions and other matters, will be subject to the safe harbor protections created thereby. All statements contained in this communication other than statements of historical facts, including without limitation statements concerning MediaCo’s future performance, business strategy, future operations, and plans and objectives of management and related matters, contained in this communication or any documents referred to herein are forward-looking statements. Words such as “believe,” “may,” “will,” “expect,” “should,” “could,” “would,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “project,” “target,” “is/are likely to,” “forecast,” “future,” “guidance,” “possible,” “predict,” “seek,” “see,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following  the potential impact of consummation of the transaction on relationships with third parties, including clients, employees and competitors; risks that the new businesses will not be integrated successfully or that the combined company will not realize estimated cost savings; risks associated with the exercise of the option to acquire the broadcast assets of Estrella at a future date, failure to realize anticipated benefits of the combined operations; unexpected costs, charges or expenses resulting from the transaction; and potential litigation relating to the transaction. These and other important factors discussed under the caption “Risk Factors” in MediaCo’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024, as may be updated from time to time in other filings MediaCo makes with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication.
These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this communication. You should not put undue reliance on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIACO HOLDING INC.

April 18, 2024	By:	/s/ Ann C. Beemish
	Name:	Ann C. Beemish
	Title:	Chief Financial Officer